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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


   DATE OF REPORT: November 15, 1995
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                          ROTECH MEDICAL CORPORATION
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            (EXACT NAME OF REGISTRANT AS SPECIFIED ON ITS CHARTER)


           Florida                                        59-2115892
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   (State or jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                       Identification No.)


4506 L.B. McLeod Road, Suite F, Orlando, Florida            32811
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(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:       (407) 841-2115
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                      Not Applicable
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(former name or former address, if changed since last report)
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Item 2. Acquisition or Disposition of Assets
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Effective November 1, 1995, RoTech Medical Corporation (the "Registrant")
through itself and its wholly-owned subsidiaries acquired, or will acquire within 60 days from the filing of this Form 8-K, an aggregate of individually insignificant businesses, as defined per Regulation S-X Rule 3-05. The individually insignificant businesses were acquired during the period August 1, 1995 to November 1, 1995, for an approximate aggregate purchase price of $35 million. The acquisitions of the following businesses comprise the mathematical majority of the aggregate of individually insignificant businesses: Advantage Healthcare, Inc., Revco Home Health Care Centers, Inc. and Valley Medical, Inc.

Effective October 1, 1995, the Registrant, through its wholly-owned subsidiary Beta Medical Equipment, Inc., acquired substantially all of the assets of Advantage Healthcare, Inc., a Tennessee-based corporation ("Advantage"), for $2.6 million cash and 56,281 shares of its restricted Common Stock valued at $1.1 million. Advantage provides home health products through a single location in Tennessee.

Effective October 1, 1995, the Registrant, through its wholly-owned subsidiary Responsive Home Health Care, Inc., acquired substantially all of the assets of Revco Home Health Care Centers, Inc., also known as Hooks Home Health Care ("Hooks") for $10.4 million cash. Hooks provides home health products through its 32 locations in Indiana, Ohio, Kentucky, Illinois and Tennessee.

Effective November 1, 1995, the Registrant, through its wholly-owned subsidiary Valley Medical, Inc., acquired substantially all of the assets of Valley Home Medical, Inc., a Utah-based corporation ("Valley"), for $3.3 million cash. Valley provides retail pharmaceuticals, intravenous pharmaceutical medications and home health products through a single location in Utah.

The Sellers of each of the businesses acquired during the period August 1, 1995 to November 1, 1995, had no material relationships with the Registrant prior to their respective acquisitions. The Registrant intends to continue each business as acquired. The cash purchase prices of each of the acquisitions was paid with funds borrowed in the ordinary course of business on the Registrant's $75 million credit facility. The purchase price of each acquisition was based on comparable purchases in the home health industry, type and timing of consideration to be paid and arms-length negotiations between the Registrant and the respective Sellers.
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Item 7. Financial Statements. Pro Forma Financial Information and Exhibits
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(a) 1.  Financial statements of business acquired.

It is impracticable at this time to provide the required financial statements of Advantage, Hooks and Valley. Audited financial statements of Advantage for the fiscal year ended December 31, 1994, unaudited financial statements of Advantage for the nine months ended September 30, 1995, audited financial statements of Hooks for the fiscal year ended June 3, 1995, unaudited financial statements of Hooks for the four months ended September 30, 1995, audited financial statements of Valley for the fiscal year ended November 30, 1994 and unaudited financial statements for the eleven month period ended October 31, 1995 will be filed, under cover of Form 8-K/A as soon as practicable, but no later than (60) days after the filing of this Form 8-K.

(b) 1.  Pro forma financial information.

Pro forma financial information relating to the acquisitions of Advantage, Hooks and Valley will be filed, under cover of Form 8-K/A as soon as practicable, but no later than (60) days after the filing of this report.

(c)  Exhibits

2.1 Agreement for Sale and Purchase of Assets and Covenant Not to Compete dated October 1, 1995 between the Registrant and Advantage, Asset Purchase Agreement dated October 1, 1995 between the Registrant and Hooks, Agreement for Purchase and Sale of Assets dated November 1, 1995 between the Registrant and Valley (collectively referred to as "Agreements"). Pursuant to Item 601(b)(2) of Regulation S-K, schedules to the Agreements have been omitted. The Registrant hereby undertakes to furnish supplementally a copy of such schedules to the Commission upon request.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RoTech Medical Corporation,
                                        a Florida Corporation

Dated: November 15, 1995                By:  /s/ Rebecca R. Irish
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                                             Rebecca R. Irish, Treasurer
                                             and Chief Financial Officer